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                                                                    EXHIBIT 10.8

                            REEBOK INTERNATIONAL LTD.

                           1994 EQUITY INCENTIVE PLAN



     1.   PURPOSE

          The purpose of this 1994 Equity Incentive Plan (the "Plan") is to advance the interests of Reebok International Ltd. (the "Company") and its subsidiaries by enhancing the ability of the Company to (i) attract and retain employees and other persons or entities who are in a position to make significant contributions to the success of the Company and its subsidiaries;
(ii) reward such persons for such contributions; and (iii) encourage such persons to take into account the long-term interest of the Company through ownership of shares ("Shares") of the Company's common stock ("Stock").

     The Plan is intended to accomplish these goals by enabling the Company to grant awards ("Awards") in the form of Options, Stock Appreciation Rights, Restricted Stock or Deferred Stock, all as more fully described below.

     2.   ADMINISTRATION

          The Plan will be administered by the Compensation and Nominating Committee (the "Committee") of the Board of Directors of the Company (the "Board") which will be constituted to permit the Plan to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor rule and to comply with the requirements for a compensation committee composed of outside directors under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee will determine the recipients of Awards, the times at which Awards will be made and the size and type or types of Awards to be made to each recipient and will set forth in such Awards the terms, conditions and limitations applicable to it. Awards may be made singly, in combination or in tandem. The Committee will have full and exclusive power to interpret the Plan, to adopt rules, regulations and guidelines relating to the Plan, to grant waivers of Plan restrictions and to make all of the determinations necessary for its administration. Such determinations and actions of the Committee, and all other determinations and actions of the Committee made or taken under authority granted by any provision of the Plan, will be conclusive and binding on all parties. Nothing in this paragraph shall be construed as limiting the power of the Committee or the Board to make adjustments under Section 12 or to amend or terminate the Plan under
Section 17.

     3.   EFFECTIVE DATE AND TERM OF PLAN

          The Plan will become effective on the date on which it is approved by the stockholders of the Company. Grants of Awards under the Plan may be made prior to that date, subject to such approval of the Plan.



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     The Plan will terminate ten years after the effective date of the Plan, subject to earlier termination of the Plan by the Board pursuant to Section 17. No Award may be granted under the Plan after the termination date of the Plan, but Awards previously granted may extend beyond that date.

     4.   SHARES SUBJECT TO THE PLAN

          Subject to adjustment as provided in Section 12 below, (i) the maximum aggregate number of Shares of Stock that may be delivered for all purposes under the Plan shall be 7,000,000 and (ii) the maximum number of Shares of Stock awarded to any Participant (as defined in Section 5 below) in any calendar year under the Plan shall be (x) 250,000 Shares of Stock in the case of all Participants other than the Chief Executive Officer and/or President of the Company and (y) 500,000 Shares of Stock in the case of the Chief Executive Officer and/or President of the Company. The maximum aggregate number of Shares of Stock which may be issued under the Plan pursuant to the exercise of ISOs (as defined in Section 7 below) shall be 1,000,000. The maximum amount of compensation (other than Stock) that may be awarded to any Participant in any calendar year under the Plan shall be $2,000,000.

     If any Award requiring exercise by the Participant for delivery of Stock is canceled or terminates without having been exercised in full, or if any Award payable in Stock or cash is satisfied in cash rather than Stock, the number of Shares of Stock as to which such Award was not exercised or for which cash was substituted will be available for future grants of Stock except that Stock subject to an Option canceled upon the exercise of an SAR shall not again be available for Awards under the Plan unless, and to the extent that, the SAR is settled in cash. Likewise, if any Award payable in Stock or cash is satisfied in Stock rather than cash, the amount of cash for which such Stock was substituted will be available for future Awards of cash compensation. Shares of Stock tendered by a Participant or withheld by the Company to pay the exercise price of an Option or to satisfy the tax withholding obligations of the exercise or vesting of an Award shall be available again for Awards under the Plan, but only to Participants who are not subject to Section 16 of the Exchange Act. Shares of Restricted Stock forfeited to the Company in accordance with the Plan and the terms of the particular Award shall be available again for Awards under the Plan unless the Participant has received the benefits of ownership (within the applicable interpretation under Rule 16b-3 under the Exchange Act), in which case such Shares may only be available for Awards to Participants who are not subject to Section 16 of the Exchange Act.

     Stock delivered under the Plan may be either authorized but unissued Stock or previously issued Stock acquired by the Company and held in treasury. No fractional Shares of Stock will be delivered under the Plan and the Committee shall determine the manner in which fractional share value will be treated.



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     5.   ELIGIBILITY AND PARTICIPATION

          Those eligible to receive Awards under the Plan ("Participants") will be persons in the employ of the Company or any of its subsidiaries ("Employees") and other persons or entities who, in the opinion of the Committee, are in a position to make a significant contribution to the success of the Company or its subsidiaries, except that non-Employee directors of the Company or a subsidiary of the Company are not eligible to participate in this Plan. A "subsidiary" for purposes of the Plan will be a corporation in which the Company owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock.

     6.   DELEGATION OF AUTHORITY

          The Committee may delegate to senior officers of the Company who are also directors of the Company (including, without limitation, the Chief Executive Officer and/or President) its duties under the Plan subject to such conditions and limitations as the Committee may prescribe, except that only the Committee may designate and make grants to Participants (i) who are subject to
Section 16 of the Exchange Act or any successor statute, including, without limitation, decisions on timing, amount and pricing of Awards, or (ii) whose compensation is covered by Section 162(m) of the Code.

     7.   OPTIONS

          (a) Nature of Options. An Option is an Award entitling the Participant to purchase a specified number of Shares at a specified exercise price. Both "incentive stock options," as defined in Section 422 of the Code (referred to herein as an "ISO") and non-incentive stock options may be granted under the Plan. ISOs may be awarded only to Employees.

          (b) Exercise Price. The exercise price of each Option shall be determined by the Committee, but in the case of an ISO shall not be less than 100% (110% in the case of an ISO granted to a ten-percent shareholder) of the Fair Market Value of a Share at the time the ISO is granted; nor shall the exercise price of any other Option be less than 100% of the Fair Market Value of a Share at the time the Option is granted except that (i) Options may be granted to Participants who are not executive officers of the Company at less than Fair Market Value, (ii) in connection with an amendment of an Option which, in the opinion of the Committee, is or may be treated for tax or Section 16 purposes as a new grant of the Option, the exercise price of such amended Option may be equal to the exercise price of the original Option even if such exercise price is less than Fair Market Value, and (iii) in connection with an acquisition, consolidation, merger or other extraordinary transaction, Options may be granted at less than Fair Market Value in order to replace existing Options at comparable value; provided, that, in no case shall the exercise price of an Option be less, in the case of an original issue of authorized Stock, than the par value of a Share. For purposes of this Plan, "Fair Market Value" shall mean, except as provided




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below, the closing price of a Share as reported on the New York Stock Exchange on the date of the grant (based on The Wall Street Journal report of composite transactions) or, if the New York Stock Exchange is closed on the date of grant, the next preceding date on which it is open or, if the Shares are no longer listed on such Exchange, such term shall have the same meaning as it does in the case of ISOs. In the case of ISOs, the term "Fair Market Value" shall have the same meaning as it does in the provisions of the Code and the regulations thereunder applicable to ISOs. For purposes of this Plan, "ten-percent shareholder" shall mean any Employee who at the time of grant owns directly, or is deemed to own by reason of the attribution rules set forth in Section 424(d) of the Code, Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its subsidiaries.

          (c) Duration of Options. In no case shall an Option be exercisable more than ten years (five years, in the case of an ISO granted to a "ten-percent shareholder" as defined in (b) above) from the date the Option was granted.

          (d) Exercise of Options and Conditions. Options granted under any single Award will become exercisable at such time or times, and on and subject to such conditions, as the Committee may specify. The Committee may at any time and from time to time accelerate the time at which all or any part of the Option may be exercised.

          (e) Payment for and Delivery of Stock. Full payment for Shares purchased will be made at the time of the exercise of the Option, in whole or in part. Payment of the purchase price will be made in cash or in such other form as the Committee may approve, including, without limitation, delivery of Shares of Stock.

     8.   STOCK APPRECIATION RIGHTS

          (a) Nature of Stock Appreciation Rights. A Stock Appreciation Right (an "SAR") is an Award entitling the recipient to receive payment, in cash and/or Stock, determined in whole or in part by reference to appreciation in the value of a Share. In general, an SAR entitles the recipient to receive, with respect to each Share as to which the SAR is exercised, the excess of the Fair Market Value of a Share on the date of exercise over the Fair Market Value of a Share on the date the SAR was granted. However, the Committee may provide at the time of grant that the amount the recipient is entitled to receive will be adjusted upward or downward under rules established by the Committee to take into account the performance of the Shares in comparison with the performance of other stocks or an index or indices of other stocks.

          (b) Grant of SARs. SARs may be granted in tandem with, or independently of, Options granted under the Plan. An SAR granted in tandem with an Option which is not an ISO may be granted either at or after the time the Option is granted. An


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SAR granted in tandem with an ISO may be granted only at the time the Option is granted.

          (c) Exercise of SARs. An SAR not granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Committee may specify. An SAR granted in tandem with an Option will be exercisable only at such times, and to the extent, that the related Option is exercisable. An SAR granted in tandem with an ISO may be exercised only when the market price of the Shares subject to the Option exceeds the exercise price of such Option. The Committee may at any time and from time to time accelerate the time at which all or part of the SAR may be exercised.

     9.   RESTRICTED STOCK.

          A Restricted Stock Award entitles the recipient to acquire Shares, subject to certain restrictions or conditions, for no cash consideration, if permitted by applicable law, or for such other consideration as determined by the Committee. The Award may be subject to such restrictions, conditions and forfeiture provisions as the Committee may determine, including, but not limited to, restrictions on transfer; continuous service with the Company; achievement of business objectives; and individual, unit and Company performance. Subject to such restrictions, conditions and forfeiture provisions as may be established by the Committee, any Participant receiving an Award will have all the rights of a stockholder of the Company with respect to Shares of Restricted Stock, including the right to vote the Shares and the right to receive any dividends thereon.

     10.  DEFERRED STOCK

          A Deferred Stock Award entitles the recipient to receive Shares to be delivered in the future. Delivery of the Shares will take place at such time or times, and on such conditions, as the Committee may specify. The Committee may at any time accelerate the time at which delivery of all or any part of the Shares will take place. At the time any Deferred Stock Award is granted, the Committee may provide that the Participant will receive an instrument evidencing the Participant's right to future delivery of Deferred Stock.

     11.  TRANSFERS

          No Award (other than an Award in the form of an outright transfer of cash or Stock) may be assigned, pledged or transferred other than by will or by the laws of descent and distribution and during a Participant's lifetime will be exercisable only by the Participant or, in the event of a Participant's incapacity, his or her guardian or legal representative.

     12.  ADJUSTMENTS

          (a) In the event of a stock dividend, stock split or combination of Shares, recapitalization or other change in the



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Company's capitalization, or other distribution to common stockholders other than normal cash dividends, after the effective date of the Plan, the Committee will make any appropriate adjustments to the maximum number of Shares that may be delivered under the Plan and to any Participant under Section 4 above.

          (b) In any event referred to in paragraph (a), the Committee will also make any appropriate adjustments to the number and kind of Shares of Stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change. The Committee may also make such adjustments to take into account material changes in law or in accounting practices or principles, mergers, consolidations, acquisitions, dispositions or similar corporate transactions, or any other event, if it is determined by the Committee that adjustments are appropriate to avoid distortion in the operation of the Plan.

     13.  RIGHTS AS A STOCKHOLDER

          Except as specifically provided by the Plan, the receipt of an Award will not give a Participant rights as a stockholder; the Participant will obtain such rights, subject to any limitations imposed by the Plan or the instrument evidencing the Award, upon actual receipt of Shares. However, the Committee may, on such conditions as it deems appropriate, provide that a Participant will receive a benefit in lieu of cash dividends that would have been payable on any or all Shares subject to the Participant's Award had such Shares been outstanding.

     14.  CONDITIONS ON DELIVERY OF STOCK

          The Company will not be obligated to deliver any Shares pursuant to the Plan or to remove any restrictions or legends from Shares previously delivered under the Plan until, (a) in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, (b) if the outstanding Shares are at the time listed on any stock exchange, until the Shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of notice of issuance, and (c) until all other legal matters in connection with the issuance and delivery of such Shares have been approved by the Company's counsel. If the sale of Shares has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations and agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Shares bear an appropriate legend restricting transfer.

     If an Award is exercised by the Participant's legal representative, the Company will be under no obligation to deliver Shares pursuant to such exercise until the Company is satisfied as to the authority of such representative.




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     15.  TAX WITHHOLDING

          The Company will have the right to deduct from any cash payment under the Plan taxes that are required to be withheld and further to condition the obligation to deliver or vest Shares under this Plan upon the Participant's paying the Company such amount as it may request to satisfy any liability for applicable withholding taxes. The Committee may in its discretion permit Participants to satisfy all or part of their withholding liability by delivery of Shares with a Fair Market Value equal to such liability or by having the Company withhold from Stock delivered upon exercise of an Award, Shares whose Fair Market Value is equal to such liability.

     16.  MERGERS; ETC.

          In the event of any merger or consolidation involving the Company, any sale of substantially all of the Company's assets or any other transaction or series of related transactions as a result of which a single person or several persons acting in concert own a majority of the Company's then outstanding Stock (such merger, consolidation, sale or other transaction being hereinafter referred to as a "Transaction"), all outstanding Options and SARs shall become immediately exercisable and each outstanding share of Restricted Stock and each outstanding Deferred Stock Award shall immediately become free of all restrictions and conditions. Upon consummation of the Transaction, all outstanding Options and SARs shall terminate and cease to be exercisable. There shall be excluded from the foregoing any Transaction as a result of which (a) the holders of Stock prior to the Transaction retain or acquire securities constituting a majority of the outstanding voting common stock of the acquiring or surviving corporation or other entity and (b) no single person owns more than half of the outstanding voting common stock of the acquiring or surviving corporation or other entity. For purposes of this Section, voting common stock of the acquiring or surviving corporation or other entity that is issuable upon conversion of convertible securities or upon exercise of warrants or options shall be considered outstanding, and all securities that vote in the election of directors (other than solely as the result of a default in the making of any dividend or other payment) shall be deemed to constitute that number of shares of voting common stock which is equivalent to the number of such votes that may be cast by the holders of such securities.

     In lieu of the foregoing, if there is an acquiring or surviving corporation or entity, the Committee may, by vote of a majority of the members of the Committee who are Continuing Directors (as defined below), arrange to have such acquiring or surviving corporation or entity or an Affiliate (as defined below) thereof grant to Participants holding outstanding Awards replacement Awards which, in the case of ISOs, satisfy, in the determination of the Committee, the requirements of Section 425(e) of the Code.


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     The term "Continuing Director" shall mean any director of the Company who
(i) is not an Acquiring Person or an Affiliate of an Acquiring Person and (ii) either was (A) a member of the Board of Directors of the Company on the date hereof or (B) nominated for his or her initial term of office by a majority of the Continuing Directors in office at the time of such nomination. The term "Acquiring Person" shall mean, with respect to any Transaction, each Person who is a party to or a participant in such Transaction or who, as a result of such Transaction, would (together with other Persons acting in concert) own a majority of the Company's outstanding Common Stock; provided, however, that none of the Company, any wholly-owned subsidiary of the Company, any employee benefit plan of the Company or any trustee in respect thereof acting in such capacity shall, for purposes of this Section, be deemed an "Acquiring Person". The term "Affiliate", with respect to any Person, shall mean any other Person who is, or would be deemed to be, an "affiliate" or an "associate" of such Person within the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended. The term "Person" shall mean a corporation, association, partnership, joint venture, trust, organization, business, individual or government or any governmental agency or political subdivision thereof.

     17.  AMENDMENTS AND TERMINATION

          The Committee will have the authority to make such amendments to any terms and conditions applicable to outstanding Awards as are consistent with this Plan provided that, except for adjustments under Section 12 hereof, no such action will modify such Award in a manner adverse to the Participant without the Participant's consent except as such modification is provided for or contemplated in the terms of the Award.

     The Board may amend, suspend or terminate the Plan except that no such action may be taken, without shareholder approval, which would effectuate any change for which shareholder approval is required pursuant to Section 16 of the Exchange Act.

     18.  PRIOR PLANS

          This Plan is intended to replace the Reebok International Ltd. 1985 Stock Option Plan, the Reebok International Ltd. 1986 Stock Option Plan for Selected Individuals and the Reebok International 1987 Stock Bonus Plan (collectively the "Prior Plans"), which Prior Plans shall automatically be terminated and replaced and superseded by this Plan on the date on which this Plan becomes effective.

     19.  MISCELLANEOUS

          This Plan shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.



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